Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF AUGUST 31, 2016

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$29,591
Cash equivalents held in trust	2,069
Total investments held in trust	31,660
Cash and cash equivalents	177
Fixed-maturity securities, at fair value	3,233
Accrued investment income	315
Prepaid expenses	5
Premiums receivable	237
Total assets	$35,627

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$582
Losses payable	8
Unearned premiums	313
Accrued ceding commission expense	23
Other liabilities	140
Total liabilities	1,066
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(35,319)
Total stockholder’s equity	34,561
Total liabilities and stockholder’s equity	$35,627

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED AUGUST 31, 2016

(in thousands)

Revenues:
Premiums earned	$239
Net investment income	5
Total revenues	244
Expense and benefits:
Underwriting (benefit)	(302)
General and administrative expenses	147
Total net (benefits)	(155)
Income before federal income taxes	399
Federal income tax benefit	—
Net income	$399